UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

PROXYMED, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-22052	65-0202059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200
Norcross, Georgia 30093-2924
(Address of Principal Executive Offices)

(770) 806-9918
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2004 ProxyMed entered into an Independent Contractor Agreement with Kevin M. McNamara as an internal consultant. A copy of the Independent Contractor Agreement is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. Under the Independent Contractor Agreement, Mr. McNamara is entitled to receive a monthly fee of $30,000 and options to purchase 75,000 shares of the Company’s common stock at an exercise price of $7.10 per share. Such options vest at the rate of 6,250 options each month until the earlier of 12 months or until the Independent Contractor Agreement is terminated.

Item 8.01. Other Events.

Effective December 21, 2004, Michael A. Hoover, CEO of the Company, resigned as Chairman and a member of the Board of Directors, and Kevin M. McNamara, the former Chairperson of the Company’s Audit Committee, became Chairman of the Board of ProxyMed, Inc. Mr. Hoover will continue as the Company’s Chief Executive Officer. A copy of the Company’s Press Release regarding this appointment is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Independent Contractor Agreement between ProxyMed, Inc. and Kevin M. McNamara dated December 21, 2004.

99.2	Press Release dated December 22, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXYMED, INC.
	By:	/s/ Judson E. Schmid
		Name:	Judson E. Schmid
Dated: December 23, 2004		Title:	EVP, Chief Accounting Officer and Treasurer

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Exhibit Index

Exhibit No.	Description
99.1	Independent Contractor Agreement between ProxyMed, Inc. and Kevin M. McNamara dated December 21, 2004.

99.2	Press Release dated December 22, 2004.

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